UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2010
SOLAR POWER, INC.
(Exact name of registrant as specified in its charter)

California	000-50142	20- 4956638

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1115 Orlando Avenue
Roseville, California 95661-5247
(Address and telephone number of principal executive offices) (Zip Code)
(916) 746-0900
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
On July 29, 2010, Solar Tax Partners 1, LLC (“STP”) and Umpqua Bank (“Umpqua”) entered into a loan agreement (the “Loan Agreement”) whereby Umpqua agreed to loan $9,950,000 to STP to finance a portion of the costs of constructing, improving and equipping a photovoltaic system located on land owned by Aerojet in Rancho Cordova, California (the “Generating Facility”). The proceeds of the loan will be used to satisfy an outstanding obligation in the amount of $9,105,108 owed by STP to Solar Power, Inc. (the “Company”) for the construction of the Generating Facility under the Engineering, Procurement and Construction Agreement dated September 30, 2009 between STP and the Company (the “EPC”).
As a condition of Umpqua entering into the Loan Agreement, on July 29, 2010 the Company and Umpqua entered into the following agreements:
(1) A Deposit Account Pledge Agreement (the “Pledge Agreement”) whereby the Company would deposit $1,000,000 of the payment received from STP under the Loan Agreement into a pledged account at Umpqua as collateral for the loan made to STP. Pursuant to the Pledge Agreement, Umpqua may exercise its rights to the collateral in the event of a default as defined in the Pledge Agreement, which includes, among other things, the failure of STP to make timely payments under the Loan Agreement.
(2) An Intercreditor Agreement (the “Intercreditor Agreement”) whereby the Company agreed to subordinate an unsecured promissory note made by HEK Partners, LLC (“HEK”), the managing member of STP, dated December 22, 2009 in the amount of $3,630,164.
(3) An Acknowledgment, Confirmation and Estoppel (the “Estoppel”) whereby the Company agreed to the collateral assignment to Umpqua of the Operations and Maintenance Agreement between the Company and STP dated December 11, 2009 and amended on January 10, 2010 (the “O&M Agreement”) and the Photovoltaic System Energy Output Guaranty between the Company, STP and Master Tenant 2008-C, LLC (the “Output Guaranty”). Under the Estoppel, the Company agreed to provide Umpqua with written notice of any default or breach by the parties to the O&M Agreement or Output Guaranty and granted Umpqua certain rights to cure such default or breach under the agreements.
The description of the Pledge Agreement, Intercreditor Agreement and Estoppel are a summary only, do not purport to be complete and are qualified in their entirety by reference to the Exhibits attached hereto.
As previously disclosed in the Company’s annual and quarterly reports, on December 22, 2009 the Company entered into a guaranty whereby the Company agreed to guarantee certain obligations made by HEK to Master Tenant 2008-C, LLC (“Master Tenant”) for any deficiencies in the anticipated tax credits received by Master Tenant from the Department of Treasury under Section 1603 of the American Recovery and Reinvestment Act of 2009 to secure investment funds necessary to facilitate STP’s payment to the Company under the EPC. The Company will deposit $1,187,675 of the payment received from STP under the Loan Agreement into an escrow account to cover potential future obligations under the above guaranty. In the event, escrow funds are released to Master Tenant under the escrow agreement, HEK has agreed to issue a promissory note in favor of the Company evidencing HEK’s obligation to repay the Company for any funds released to Master Tenant.
Stephen C. Kircher, the Company’s Chief Executive Officer and Chairman of the Board, and his wife, Lari K. Kircher, as Co-Trustees of the Kircher Family Irrevocable Trust dated December 29, 2004 (“Trust”) is a member of HEK. The Trust made a capital contribution of $20,000 and received a 35% membership interest in HEK. Stephen C. Kircher, individually, was appointed a co-manager of HEK. Neither Stephen C. Kircher nor Lari K. Kircher are beneficiaries under the Trust. In connection with the Loan Agreement, on July 29, 2010, each of Mr. Kircher, individually, and the Trust guaranteed up to $450,000 and $1,500,000, respectively, of STP’s indebtedness and obligations under the Loan Agreement. In addition, on July 29, 2010, the Trust entered into a Stock Pledge Agreement with Umpqua whereby the Trust agreed to pledge 2,000,000 shares of the Company’s common stock that the Trust owns as security for the Trust’s guaranty. The description of the guaranties and the Stock Pledge Agreement are a summary only, do not purport to be complete and are qualified in their entirety by reference to the Exhibits attached hereto.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
No.	Description
10.1	Deposit Account Pledge Agreement dated June 22, 2010

10.2	Intercreditor Agreement dated June 22, 2010

10.3	Acknowledgment, Confirmation and Estoppel dated June 22, 2010

10.4	Continuing Guaranty by Steven C. Kircher dated June 22, 2010

10.5	Continuing Guaranty by Kircher Family Irrevocable Trust dated June 22, 2010

10.6	Stock Pledge Agreement by Kircher Family Irrevocable Trust dated June 22, 2010

99.1	Guaranty dated December 22, 2009

99.2	Engineering, Procurement and Construction Agreement dated September 30, 2009

99.3	Form of Promissory Note by HEK Partners, LLC

99.4	Escrow Agreement dated July 29, 2010

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLAR POWER, INC. a California Corporation
Dated: August 4, 2010	/s/ Alan M. Lefko
Alan M. Lefko
Vice President of Finance and Secretary

4